Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-3 No. 333-221382 of CTI BioPharma Corp. and the related prospectus

(2)	Form S-3 No. 333-200453 of CTI BioPharma Corp. and the related prospectus

(3)	Form S-3 No. 333-192749 of Cell Therapeutics, Inc. and the related prospectus

(4)	Form S-3 No. 333-192748 of Cell Therapeutics, Inc. and the related prospectus

(5)	Form S-3 No. 333-182330 of Cell Therapeutics, Inc. and the related prospectus

(6)	Form S-3 No. 333-163479 of Cell Therapeutics, Inc. and the related prospectus

(7)	Form S-3 No. 333-157376 of Cell Therapeutics, Inc. and the related prospectus

(8)	Form S-3 No. 333-152171 of Cell Therapeutics, Inc. and the related prospectus

(9)	Form S-3 No. 333-149981 of Cell Therapeutics, Inc. and the related prospectus

(10)	Form S-3 No. 333-149980 of Cell Therapeutics, Inc. and the related prospectus

(11)	Form S-3 No. 333-134126 of Cell Therapeutics, Inc. and the related prospectus

(12)	Form S-3 No. 333-108926 of Cell Therapeutics, Inc. and the related prospectus

(13)	Form S-8 No. 333-225116 pertaining to the CTI BioPharma Corp. Amended and Restated 2017 Equity Incentive Plan

(14)	Form S-8 No. 333-218947 pertaining to the CTI BioPharma Corp. Stock Option Agreement

(15)	Form S-8 No. 333-218946 pertaining to the CTI BioPharma Corp. Stock Option Agreement

(16)	Form S-8 No. 333-211006 pertaining to the CTI BioPharma Corp. 2015 Equity Incentive Plan, as amended and restated and the CTI BioPharma Corp. 2017 Equity Incentive Plan

(17)	Form S-8 No. 333-207177 pertaining to the CTI BioPharma Corp 2007 Employee Stock Purchase Plan, as amended and restated

(18)	Form S-8 No. 333-207176 pertaining to the CTI BioPharma Corp. 2015 Equity Incentive Plan, as amended and restated and the CTI BioPharma Corp. 2017 Equity Incentive Plan

(19)	Form S-8 No. 333-196510 pertaining to the CTI BioPharma Corp. 2007 Equity Incentive Plan, as amended, and restated CTI BioPharma Corp. 2017 Equity Incentive Plan

(20)	Form S-8 No. 333-189611 pertaining to the Cell Therapeutics, Inc. 2007 Equity Incentive Plan

(21)	Form S-8 No. 333-184004 pertaining to the Cell Therapeutics, Inc. 2007 Equity Incentive Plan

(22)	Form S-8 No. 333-178158 pertaining to the Cell Therapeutics, Inc. 2007 Equity Incentive Plan

(23)	Form S-8 No. 333-170044 pertaining to the Cell Therapeutics, Inc. 2007 Equity Incentive Plan

(24)	Form S-8 No. 333-162955 pertaining to the Cell Therapeutics, Inc. 2007 Equity Incentive Plan and 2007 Employee Stock Purchase Plan

(25)	Form S-8 No. 333-158260 pertaining to the Cell Therapeutics, Inc. 2007 Equity Incentive Plan and 2007 Employee Stock Purchase Plan

(26)	Form S-8 No. 333-152168 pertaining to the Cell Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan

(27)	Form S-8 No. 333-146624 pertaining to the Cell Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan

of our reports dated March 13, 2019, with respect to our audits of the consolidated financial statements and the related consolidated financial statement schedule of CTI BioPharma Corp. as of and for the year ended December 31, 2018 and our audit of the effectiveness of internal control over financial reporting of CTI BioPharma Corp. as of December 31, 2018, included in this Annual Report (Form 10-K) of CTI BioPharma Corp. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Seattle, Washington
March 13, 2019